Exhibit 32.1

MIRA PHARMACEUTICALS, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of MIRA PHARMACEUTICALS, INC. (the “Company”) on Form 10-Q/A for the period ending June 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Erez Aminov, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Erez Aminov
Erez Aminov
Chairman & Chief Executive Officer
August 16, 2024